                                                                      EXHIBIT 21

               SUBSIDIARIES OF CONSTELLATION ENERGY GROUP, INC.*

                                                                   Jurisdiction
                                                                        of
                                                                   Incorporation
                                                                   -------------
Baltimore Gas and Electric Company................................   Maryland
Constellation Holdings, Inc.......................................   Maryland
Constellation Investments, Inc....................................   Maryland
Constellation Power, Inc..........................................   Maryland
Constellation Real Estate Group, Inc..............................   Maryland
Constellation Enterprises, Inc....................................   Maryland
Constellation Power Source, Inc...................................   Delaware
Constellation Energy Source, Inc..................................   Delaware
BGE Home Products & Services, Inc.................................   Maryland
Constellation Nuclear, LLC........................................   Maryland
Calvert Cliffs Nuclear Power Plant, Inc...........................   Maryland
Constellation Nuclear Services, Inc...............................   Maryland
Constellation Power Source Generation, Inc........................   Maryland
Constellation Power Source Holdings, Inc..........................   Maryland
BGE Capital Trust I...............................................   Delaware

  * The names of certain indirectly owned subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary pursuant to Rule 1-02(w) of Regulation S-X.

                                       96